Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-219609) pertaining to the 2010 Equity Incentive Plan, the 2017 Incentive Award Plan and the 2017 Employee Stock Purchase Plan of Sienna Biopharmaceuticals, Inc. of our report dated March 15, 2018, with respect to the consolidated financial statements of Sienna Biopharmaceuticals, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Los Angeles, California

March 15, 2018